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                                                                                             EXHIBIT 11
                                                                                             ----------

                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                      EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE
                             (In thousands, except per-share amounts.)
                                                                          Years ended December 31
                                                                ------------------------------------------
                                                                     1997           1996           1995
                                                                  ----------     ----------     ----------
Income (loss) from continuing operations
    before extraordinary item..................................   $  301,864     $  (46,774)    $  996,226
  Add: Interest, net of tax and profit sharing effect,
           on convertible debentures assumed converted.........           --             --          1,582
                                                                  ----------     ----------     ----------

Adjusted income (loss) from continuing operations
    before extraordinary item..................................      301,864        (46,774)       997,808
Discontinued operations:
  Income from operations.......................................       52,718        109,397         91,875
  Gain on sale.................................................    1,472,710             --             --
Extraordinary item.............................................      (22,157)            --             --
                                                                  ----------     ----------     ----------
Adjusted net income............................................   $1,805,135     $   62,623     $1,089,683
                                                                  ==========     ==========     ==========


Diluted Earnings (loss) per Common and Dilutive Potential Common
    Share:
Weighted average common shares outstanding.....................      385,141        379,388        375,288
  Weighted average dilutive potential common shares:
    Stock option and compensation plans........................        9,319             --          6,254
    Convertible debentures.....................................        3,267             --          5,720
                                                                  ----------     ----------     ----------
Weighted average common and dilutive potential common shares...      397,727        379,388        387,262
                                                                  ==========     ==========     ==========

Diluted Earnings (loss) per Common Share:
  Income (loss) from continuing operations
      before extraordinary item................................   $      .76    $      (.12)    $     2.58
  Discontinued operations:
    Income from operations.....................................          .13            .29            .23
    Gain on sale...............................................         3.70             --             --
  Extraordinary item...........................................         (.05)            --             --
                                                                  ----------     ----------     ----------
  Net Income...................................................   $     4.54     $      .17     $     2.81
                                                                  ==========     ==========     ==========


Basic Earnings (loss) per Common Share:
Weighted average common shares outstanding.....................      385,141        379,388        375,288
                                                                  ==========     ==========     ==========

Basic Earnings (loss) per Common Share:
  Income (loss) from continuing operations
      before extraordinary item................................   $      .78     $     (.12)    $     2.65
  Discontinued operations:
    Income from operations.....................................          .14            .29            .25
    Gain on sale...............................................         3.82             --             --
  Extraordinary item...........................................         (.05)            --             --
                                                                  ----------     ----------     ----------
  Net income...................................................   $     4.69     $      .17     $     2.90
                                                                  ==========     ==========     ==========


The earnings per common share computation for 1996 excludes 4.8 million shares for stock options/compensation plans and 5.0 million shares for convertible debentures because their effect would have been antidilutive.

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